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EXHIBIT 5.1

Jonathan D. Leinwand, P.A.                               12955 Biscayne Blvd
                                                         Suite 402
                                                         North Miami, FL 33181
                                                         (305) 981-4524
   (954) 252-4265 Fax

                                  August 12, 2004

Alternate Energy Corp.
3325 North Service Road
Unit 105
Burlington Ontario L7N 3G2
Canada

         Re:      Alternate Energy Corp.
                  Registration Statement on Form S-8

Gentlemen:

         I have been requested by Alternate Energy Corp. (the "Registrant") to furnish an opinion as to matters hereinafter set forth in connection with the Post Effective Amendment to the Registration Statement on Form S-8,registering and additional of 7,500,000 shares of common stock, which shares are being issued for services by the named officers, directors and consultants to the Registrant.

         In connection with this opinion, I have reviewed the filings of the Registrant incorporated by reference in the registration statement, and have determined that the Registrant is current in its reporting requirements under the Securities Exchange Act of 1934. I have further determined that the shares when issued, will be fully paid and non-assessable shares of the Registrant. Further, the Registrant has duly authorized the issuance of the shares and the filing of this Post Effective Amendment to its Registration Statement on Form S-8.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement relating to the Securities and to the reference to us under the heading "Validity of Common Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                             Very truly yours,

                                             JONATHAN D. LEINWAND, P.A.

                                             /s/ Jonathan D. Leinwand
                                             --------------------------
                                             Jonathan D. Leinwand, Esq.